CERTIFICATE OF INCORPORATION

                                       of

                                 MRL NuCor, Inc.


                              ---------------------


FIRST, the name of the corporation is

                                 MRL NuCor, Inc.


SECOND, the address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Registered Agent at such address is The Corporation Trust Company.

THIRD, the purpose of the corporation is (i) to acquire, own, operate, maintain, provide, furnish and generally deal in and with, in any lawful capacity, pathology and clinical laboratories, pathology and clinical laboratory facilities, services, techniques, establishments and equipment for the observation, analysis and evaluation of materials, fluids, tissue and organisms of every kind and description; (ii) to carry on any other business as may be necessary, convenient, or desirable to accomplish the above purposes; and (iii) generally to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH, the total number of shares of all classes of stock which the corporation shall have authority to issue is 3,000 shares which shall be Common Stock, all of which shares shall be without par value, and each with a right to one vote.

FIFTH, the name and mailing address of the Incorporator are as follows:

         Name                               Mailing Address

         Bruce G. Goodman                   80 Wilson Way
                                            Westwood, Massachusetts 02090


SIXTH, (a) No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.
         (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to be indemnified conferred in this Article 6 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
         (c) The indemnification provided by this Article 6 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the corporation, by agreement, vote of the stockholders or disinterested directors of the corporation or otherwise.
         (d) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

SEVENTH, any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon are present and voted.

THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 5th day of October, 1994.


                                             /s/ Bruce G. Goodman
                                             ------------------------
                                             Bruce G. Goodman
                                             80 Wilson Way
                                             Westwood, Massachusetts  02090




COMMONWEALTH OF MASSACHUSETTS  )
                               ) ss
COUNTY OF NORFOLK              )


         BE IT REMEMBERED, that on this 5th day of October, 1994, personally came before me, a Notary Public in and for the Commonwealth of Massachusetts and the County of Norfolk, Bruce G. Goodman, the sole Incorporator named in the foregoing Certificate of Incorporation, known to me personally to be such, and he acknowledged the said Certificate to be his act and deed and that the facts stated therein are truly set forth.


                                             GIVEN under my hand seal of
                                             office the day and year aforesaid.


                                             /s/ Bruce G. Goodman
                                             ------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                            (Pursuant to Section 242)
                                      *****


         MRL NuCor, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,
         DOES HEREBY CERTIFY:

         FIRST: that the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

         RESOLVED, that the Certificate of Incorporation of MRL NuCor, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows;

              "FIRST, the name of the corporation is Corning MRL, Inc."

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Bruce G. Goodman, its Assistant Secretary, this 28th day of December, 1994.
                                                   MRL NUCOR, INC.



                                                   By:/s/ Bruce G. Goodman
                                                      ---------------------
                                                   Its: Assistant Secretary